EX-99.906CERT

SECTION 906 CERTIFICATIONS

Sandra Cavanaugh, President, Principal Executive Officer and Chief Executive Officer; and
Mark E. Swanson, Principal Financial Officer, Principal Accounting Officer and Treasurer of
Russell Investment Company, a Massachusetts Business Trust (the “Registrant”), each certify that:

1. The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2015 (the
“Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2. The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to
Russell Investment Company and will be retained by Russell Investment Company and furnished to the Securities and Exchange Commission or its staff upon request.

Principal Executive Officer and Chief Executive Officer
/s/ Sandra Cavanaugh____________
Sandra Cavanaugh

Date: July 5, 2016

Principal Financial Officer, Principal Accounting Officer and Treasurer

_/s/ Mark E. Swanson______

Mark E. Swanson

Date: July 5, 2016